EXHIBIT 8.1

List of Subsidiaries of Qihoo 360 Technology Co. Ltd. (the “Registrant”)

As of December 31, 2011

Wholly-Owned Subsidiaries

1.                                      Qizhi Software (Beijing) Co., Ltd., a PRC company

2.                                      Tianjin Qisi Technology Co., Ltd., a PRC company

3.                                      Qiji International Development Limited, a HK company

4.                                      Qifei International Development Co. Limited, a HK company

5.                                      360 International Development Co. Limited, a HK company

Variable Interest Entities

1.                                      Beijing 3G3W Science & Technology Co., Ltd., a PRC company

2.                                      Beijing Qibu Tianxia Technology Co., Ltd., a PRC company

3.                                      Beijing Qihu Technology Co., Ltd., a PRC company

4.                                      Qihoo 360 Software (Beijing) Co., Ltd., a PRC company

5.                                      Shanghai Qitai Network Technology Co., Ltd., a PRC company

6.                                      Beijing Star World Technology Co., Ltd., a PRC company

7.                                      Chengdu Qiying Technology Co., Ltd., a PRC company

8.                                      Qihoo Ceteng Technology Co., Ltd., a PRC company

9.                                      Shanghai JN Network Technology Co., Ltd., a PRC company

10.                               Shanghai Yizhitang Information Service Co., Ltd., a PRC company

Subsidiaries of Variable Interest Entities

1.                                      Beijing Yuan Tu Technology Co., Ltd., a PRC company

2.                                      Chengdu 2366 Technology Co., Ltd., a PRC company

3.                                      Shanghai Yiyi Digital Technology Co., Ltd., a PRC company